As filed with the Securities and Exchange Commission on February 22, 2018

Registration 333-221942

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4

UNDER

THE SECURITIES ACT OF 1933

POTLATCHDELTIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-0156045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 West First Avenue, Suite 1600

Spokane, WA 99201

(Address of Principal Executive Offices) (Zip Code)

Deltic Timber Corporation 2002 Stock Incentive Plan

(Full title of the plan)

Lorrie D. Scott, Esq.

Vice President, General Counsel & Corporate Secretary

PotlatchDeltic Corporation

601 West First Avenue, Suite 1600

Spokane, WA 99201

(509) 835-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Amendment”) to that certain Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (File No. 333-221942) filed with the Securities and Exchange Commission on February 21, 2018 (the “Original Filing”) is being filed by PotlatchDeltic Corporation (the “Company”) solely to correct a typographical error in the content of the consent of KPMG LLC filed as Exhibit (23)(a) (the “Consent”) included in the Original Filing. A new Consent referencing the correct date is filed as an exhibit attached hereto. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Exhibits.

Exhibit Number	Description

(23)(a)	Consent of Independent Registered Public Accounting Firm.

(24)	Power of Attorney (included on signature page of Registration Statement on Form S-4 (File No. 333-221942) filed on December 7, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington on February 22, 2018.

POTLATCHDELTIC CORPORATION

By:	/s/ Michael J. Covey
Michael J. Covey,
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 on Form S-8 to Registration Statement on Form S-4 has been signed by the following persons (with the directors listed below comprising a majority of the Board of Directors) in the capacities indicated below on the 22nd day of February, 2018.

Name	Title

/s/ Michael J. Covey Michael J. Covey	Director and Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

* Eric J. Cremers	Director, President and Chief Operating Officer

* Jerald W. Richards	Vice President and Chief Financial Officer (Principal Financial Officer)

* Stephanie A. Brady	Controller (Principal Accounting Officer)

* Linda M. Breard	Director

* William L. Driscoll	Director

* Charles P. Grenier	Director

* John S. Moody	Director

* Lawrence S. Peiros	Director

* Gregory L. Quesnel	Director

*As Attorney-in-fact

By:	/s/ Michael J. Covey
Michael J. Covey